Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 26, 2018 with respect to the consolidated financial statements of Tactile Systems Technology, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ Grant Thornton LLP

Minneapolis, Minnesota

February 26, 2018